As filed with the Securities and Exchange Commission on August 9, 2007

Registration No. 333-143696

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Bradford Bancorp, Inc.

Bradford Bank 401(k) Profit Sharing Plan

(Exact name of registrant as specified in its charter)

Maryland	6035	26-0223245
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

6910 York Road

Baltimore, Maryland 21212

(410) 377-9600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Dallas R. Arthur

President and Chief Executive Officer

Bradford Bancorp, Inc.

6910 York Road

Baltimore, Maryland 21212

(410) 377-9600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:
Gary R. Bronstein, Esq.		Raymond A. Tiernan, Esq.
Sean P. Kehoe, Esq.		P. Ross Bevan, Esq.
Muldoon Murphy & Aguggia LLP		Elias Matz Tiernan & Herrick, LLP
5101 Wisconsin Avenue, NW		734 15th Street, NW, 12th Floor
Washington, DC 20016		Washington, DC 20005
202.362.0840		202.347.0300

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit	Proposed maximum Aggregate offering price(2)	Amount of registration fee
Common Stock $.01 par value	11,783,874	(1)	Not Applicable	$ 118,328,163	$ (3)
Participation Interests	(4)		—	$ 1,785,863	(4)

(1)             Represents the maximum number of shares of common stock of Bradford Bancorp, Inc., that may be issued pursuant to the transactions described herein, based on (a) 9,532,500 shares of common stock of Bradford Bancorp, Inc., which is the maximum number of shares of common stock of Bradford Bancorp, Inc. that may be outstanding upon the completion of the offering described herein, including shares contributed to Bradford Bank Foundation, a private foundation; (b) 1,957,716 shares of common stock of Patapsco Bancorp, Inc., which is the maximum number of shares of Patapsco Bancorp, Inc. common stock that may be outstanding immediately before the consummation of merger described herein, assuming the exercise of 68,297 options to purchase shares of common stock of Patapsco Bancorp, Inc.; and (c) an assumed exchange ratio of 2.3 shares of common stock of Bradford Bancorp, Inc. for each outstanding share of common stock of Patapsco Bancorp, Inc. for 50% of the outstanding shares of Patapsco Bancorp, Inc. common stock.

(2)             Estimated solely for the purpose of calculating the registration fee.

(3)             The registration fee of $3,633 was previously paid upon the intial filing of the Form S-1 on June 13, 2007.

(4)             The securities of Bradford Bancorp, Inc. to be purchased by the Bradford Bank 401(k) Profit Sharing Plan are included in the amount shown for the common stock.  Accordingly, no separate fee is required for the participation interests.  In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

SEC filing fee (1)	$3,633
OTS filing fee	20,000
NASD filing fee (1)	12,284
Nasdaq Stock Market listing fee	100,000
EDGAR, printing, postage and mailing	175,000
Legal fees and expenses (2)	544,000
Underwriter’s expenses including counsel fees	70,000
Accounting fees and expenses (2)	62,500
Appraiser’s fees and expenses	150,000
Reorganization agent fees and expenses	10,000
Transfer agent and registrar fees and expenses	20,000
Certificate printing	10,000
Business plan	37,500
Miscellaneous	10,083
Total (2)	$1,225,000

(1)             Estimated.

(2)             Excludes legal, accounting and financial advisor fees and expenses relating to the merger with Patapsco Bancorp.

In addition to the fees set forth above, Sandler O’Neill & Partners, L.P. will receive a fee equal to 1.25% of the total dollar amount of stock sold in the subscription and direct community offerings, excluding shares sold to officers, directors, employees, their immediate household family members and the Bradford Bank employee stock ownership plan, shares issued to the foundation and shares exchanged in the merger.

Item 14.  Indemnification of Directors and Officers.

Article EIGHTH, Section K and Article TENTH of the Registrant’s Articles of Incorporation provide:

ARTICLE EIGHTH (K):  To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages.  No amendment of the Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ARTICLE TENTH:  The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law.  The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled.  The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.  No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Item 15.  Recent Sales of Unregistered Securities.

None.

Item 16.  Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)                                  List of Exhibits (filed herewith unless otherwise noted)

1.1	Engagement Letter between Bradford Bank, Bradford Bank MHC, Bradford Bancorp, Inc. and Sandler O’Neill & Partners, L.P., as marketing agent*
1.2	Engagement Letter between Bradford Bank, Bradford Bank MHC, Bradford Bancorp, Inc. and Sandler O’Neill & Partners, L.P., as conversion agent*
1.3	Draft Agency Agreement*
2.1	Amended and Restated Plan of Conversion of Bradford Bank MHC
2.2	Agreement and Plan of Merger by and among New Bradford Bancorp, Inc., Bradford Bank MHC, Bradford Bancorp, Inc., Bradford Bank and Patapsco Bancorp, Inc. (1)*
3.1	Articles of Incorporation of Bradford Bancorp, Inc., as amended
3.2	Bylaws of Bradford Bancorp, Inc.*
4.1	Specimen Stock Certificate of Bradford Bancorp, Inc.*
5.1	Opinion of Muldoon Murphy & Aguggia LLP re: Legality*
8.1	Opinion of Muldoon Murphy & Aguggia LLP re: Federal Tax Matters regarding the stock offering*
8.2	Opinion of Muldoon Murphy & Aguggia LLP re: Federal Tax Matters regarding the merger*
8.3	Opinion of Stegman & Company re: State Tax Matters regarding the stock offering*
10.1	Form of Bradford Bank Employee Stock Ownership Plan and Trust Agreement*
10.2	Form of ESOP Loan Documents*
10.3	Bradford Bank 401(k) Profit Sharing Plan
10.4	Change in Control Agreement between Bradford Bank and Dallas R. Arthur*
10.5	Change in Control Agreement between Bradford Bank and David L. Costello, III*
10.6	Form of Employment Agreement between Bradford Bancorp, Inc. and Executive Officers*
10.7	Form of Employment Agreement between Bradford Bank and Executive Officers*
10.8	Form of Bradford Bank Employee Severance Compensation Plan*
10.9	Bradford Bank Supplemental Executive Retirement Plan*
10.10	Form of Bradford Bank Stock-Based Deferral Plan*
10.11	Bradford Bank Director Voluntary Deferral and Supplemental Retirement Plan*
16.1	Change in Accountants Letter*
23.1	Consent of Muldoon Murphy & Aguggia LLP*
23.2	Consent of Stegman & Company*
23.3	Consent of Clifton Gunderson LLP*

23.4	Consent of Beard Miller Company LLP (Patapsco Bancorp, Inc.)*
23.5	Consent of Beard Miller Company LLP (Valley Bancorp, Inc.)*
23.6	Consent of RP Financial, LC.*
23.7	Consent of Thomas P. O’Neill identified as a proposed director*
23.8	Consent of Nicole N. Glaeser identified as a proposed director*
23.9	Consent of Sandler O’Neill & Partners, L.P.*
24.1	Powers of Attorney*
99.1	Appraisal Report of RP Financial, LC. (P)
99.2	Draft Marketing Materials*
99.3	Form of Subscription Order Form and Instructions*
99.4	Form of Bradford Bank Foundation Gift Instrument*
99.5	Recovable Proxy Card re: Patapsco Merger*
99.6	Election and Exchange Materials re: Patapsco Merger*

(P)            The supporting financial schedules are filed in paper pursuant to Rule 202 of Regulation S-T.

*                    Previously filed.

(1)             The following schedules to the Merger Agreement are omitted and the Registrant agrees to supplementally furnish a copy of any omitted schedules to the Commission upon request:

SCHEDULES

3.2(b)	Subsidiaries	3.2(cc)	Indemnification
3.2(c)	Capital Structure	3.2(dd)	Corporate Documents and Records
3.2(h)	Securities Filings	3.2(ff)	CRA, Anti-Money Laundering, OFAC
3.2(k)	Absence of Certain Changes or Events		and Customer Information Security
3.2(l)	Litigation	3.2(gg)	Internal Controls
3.2(m)	Absence of Regulatory Actions	3.3(b)	Subsidiaries
3.2(p)	Agreements	3.3(h)	Financial Statements
3.2(t)	Properties	3.3(o)	Environmental Matters
3.2(aa)	Insurance	3.3(u)	Employee Benefit Plans
		4.1	Conduct Pending the Merger

(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                                (i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                                (ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                                                (iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on August 8, 2007.

Bradford Bancorp, Inc.

By:	/s/ Dallas R. Arthur
Dallas R. Arthur
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dallas R. Arthur	President, Chief Executive Officer	August 8, 2007
Dallas R. Arthur	and Director (principal executive officer)

/s/ David L. Costello, III	Chief Financial Officer	August 8, 2007
David L. Costello, III	(principal accounting and financial officer)

*	Chairman of the Board
John O. Mitchell, III

*	Director
G. Scott Barhight

*	Director
Carl W. Brand, III

*	Director
Melvin C. Benhoff, Jr.

*	Director
Lawrence M. Denton

*.	Director
Gilbert D. Marsiglia, Sr.

*	Director
George K. Mister, Jr.

*                    Pursuant to the Powers of Attorney filed as Exhibit 24.1 to the Registration Statement on Form S-1 for Bradford Bancorp, Inc. and the Bradford Bank 401(k) Profit-Sharing Plan filed on June 13, 2007.

/s/ Dallas R. Arthur	August 8, 2007
Dallas R. Arthur
Attorney-in-fact